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                                                                      EXHIBIT 21



                           SUBSIDIARIES OF THE COMPANY



                                                                                 OWNERSHIP
              NAME OF SUBSIDIARY                               JURISDICTION      PERCENTAGE
              ------------------                               ------------      ----------
Bridgetech CRO, Inc.                                             Delaware            67%
Clarity Imaging International, Inc.                               Texas             100%
International MedLink, Inc.                                       Texas             100%
Retail Pilot, Inc. (d/b/a Healthcare Pilot, Inc.)               California          100%